Exhibit 99.1

Booking Holdings Reports Financial Results for 4th Quarter and Full-Year 2019

NORWALK, CT - February 26, 2020. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 4th quarter and full-year 2019 financial results. Fourth quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $20.7 billion, an increase of 6% over a year ago (approximately 7% on a constant-currency basis). Room nights booked in the 4th quarter increased 12% over a year ago.
Booking Holdings' total revenues for the 4th quarter of 2019 were $3.3 billion, a 4% increase from the prior year (approximately 5% on a constant-currency basis). Net income in the 4th quarter of 2019 was $1.2 billion, which was 81% higher than the prior year. Net income in the 4th quarters of 2019 and 2018 includes an unrealized gain of $326 million and an unrealized loss of $474 million, respectively, on marketable equity securities. Net income in the 4th quarter of 2019 was $27.75 per diluted share, a 100% increase as compared to the prior year.
Non-GAAP net income in the 4th quarter of 2019 was $1.0 billion, a 6% decrease versus the prior year. Non-GAAP net income in the 4th quarter of 2019 was $23.30 per diluted share, a 4% increase compared to the prior year. Non-GAAP net income includes adjustments for net unrealized gains or losses on marketable equity securities in both periods and foreign currency losses on Euro-denominated debt that was not designated as a hedging instrument in the 4th quarter of 2019. Adjusted EBITDA for the 4th quarter of 2019 was $1.3 billion, a 2% increase versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
For the full-year 2019, Booking Holdings had gross travel bookings of $96.4 billion, a 4% increase compared to 2018 (approximately 8% on a constant-currency basis). Booking Holdings' total revenues in 2019 were $15.1 billion, a 4% increase from the prior year (approximately 7% on a constant-currency basis). Net income for the full-year 2019 was $4.9 billion, a 22% increase versus the prior year. Net income for the full-years 2019 and 2018 includes an unrealized gain of $745 million and an unrealized loss of $367 million, respectively, on marketable equity securities. Net income for the full-year 2019 was $111.82 per diluted share, a 34% increase as compared to the prior year.
Non-GAAP net income for the full-year 2019 was $4.5 billion, which was comparable to the prior year. Non-GAAP net income was $102.57 per diluted share, an 11% increase as compared to the prior year. Adjusted EBITDA for 2019 was $5.9 billion, a 2% increase over the prior year.
"We were pleased with our fourth quarter and full-year 2019 results.  While the outlook for global travel in the near-term is uncertain due to the coronavirus, we will manage the business appropriately to enhance long-term value for our stakeholders" said Glenn Fogel, Chief Executive Officer of Booking Holdings.

Booking Holdings' guidance for the 1st quarter

The coronavirus has had a significant and negative impact across our business during the 1st quarter. It is not possible to predict where, and to what degree, outbreaks of the coronavirus will disrupt travel patterns. The guidance for the 1st quarter is based on the trends observed in the quarter so far and considers the continued negative impact of the coronavirus. The guidance ranges for the 1st quarter are wider than typically provided given the high level of uncertainty in forecasting the coronavirus and its associated impact on the Company and the travel industry generally. While it is extremely difficult to forecast results, these guidance ranges represent the Company's current estimates of 1st quarter results based on currently available data.

Guidance for the 1st quarter is as follows:

(U.S. Dollars in millions, except per share amounts)	Guidance Ranges
Metrics	Low	High
Year-over-year decline - Room nights booked	(10)%	(5)%
Year-over-year decline - Total gross travel bookings	(15)%	(10)%
Year-over-year decline - Total gross travel bookings (constant currency)	(13)%	(8)%

GAAP
Year-over-year decline - Revenues	(7)%	(3)%
Net income(1)(3)	$330	$355
Net income per diluted share(2)(3)	$7.95	$8.55

Non-GAAP
Year-over-year decline - Revenues	(9)%	(5)%
Year-over-year decline - Revenues (constant currency)	(7)%	(3)%
Non-GAAP Net income(1)	$375	$400
Non-GAAP Net income per diluted share(2)	$9.05	$9.65
Adjusted EBITDA	$560	$590

(1) Assumes an estimated effective tax rate for the 1st quarter of 2020 of approximately 18.5%.
(2) Assumes a fully diluted share count of approximately 41.6 million shares.
(3) Guidance for the 1st quarter of 2020 for GAAP net income and net income per diluted share excludes the impact of unrealized gains and losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes, both of which are not predictable.

Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $45 million in the 1st quarter 2020, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes, both of which are not predictable.
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is comprised of GAAP net income excluding depreciation and amortization expense, interest income, interest expense, unrealized gains and losses on marketable equity securities, foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes and income tax expense. Adjusted EBITDA is estimated to be higher than GAAP net income by approximately $230 million to $235 million in the 1st quarter of 2020, before considering the impact of unrealized gains or losses on marketable equity securities and foreign currency transaction gains or losses on our Euro-

denominated debt that is not designated as a hedging instrument for accounting purposes, both of which are not predictable.
A full reconciliation of non-GAAP net income guidance, adjusted EBITDA guidance and non-GAAP net income per diluted share on a constant-currency basis guidance to GAAP net income and GAAP net income per diluted share is not provided because elements of the GAAP measures, such as foreign exchange rates and unrealized gains or losses on marketable equity securities, cannot be reliably predicted or estimated and could be significant. Accordingly, a full reconciliation cannot be given without unreasonable effort.

Non-GAAP Financial Measures
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings, settlements and/or certain adjustments related to prior periods arising from travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings or other litigation or obligations,

•
excludes the impact of certain loyalty program adjustments, such as the favorable $27 million adjustment to total revenues in the 1st quarter of 2018 related to changes introduced in that same quarter to OpenTable’s loyalty program,

•
excludes a $66 million charge in the 2nd quarter of 2019 to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill or intangible assets,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes unrealized gains and losses on marketable equity securities,

•	excludes foreign currency transaction gains or losses on Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,

•	excludes income taxes related to convertible notes held for investment that matured in the 3rd quarter of 2019, and were reclassified from accumulated other comprehensive loss to income tax expense,

•	excludes the income tax impact related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017, if any, and

•	the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and twelve months ended December 31, 2019 and 2018.

Information About Forward-Looking Statements
This press release contains forward-looking statements, including information providing guidance of expected future period financial performance. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns (including the effects on travel of the coronavirus), civil or political unrest or other events outside our control;
-- the effects of competition;
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage our growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.

For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel & related services, provided to consumers and local partners in more than 230 countries and territories through six primary brands: Booking.com, KAYAK, Priceline, Agoda, Rentalcars.com and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$6,312	$2,624
Short-term investments in marketable securities	998	3,660
Accounts receivable, net of allowance for doubtful accounts of $49 and $51, respectively	1,680	1,523
Prepaid expenses and other current assets	843	600
Total current assets	9,833	8,407
Property and equipment, net	738	656
Operating lease assets	620	—
Intangible assets, net	1,954	2,125
Goodwill	2,913	2,910
Long-term investments	4,477	8,408
Other assets	867	181
Total assets	$21,402	$22,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,239	$1,134
Accrued expenses and other current liabilities	1,578	1,399
Deferred merchant bookings	1,561	1,022
Convertible debt	988	—
Total current liabilities	5,366	3,555
Deferred income taxes	876	370
Operating lease liabilities	462	—
Long-term U.S. transition tax liability	1,021	1,166
Other long-term liabilities	104	162
Long-term debt	7,640	8,649
Total liabilities	15,469	13,902

Commitments and Contingencies

Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,179,471 and 62,948,762, respectively	—	—
Treasury stock, 21,762,070 and 17,317,126 shares, respectively	(22,864)	(14,711)
Additional paid-in capital	5,756	5,445
Retained earnings	23,232	18,367
Accumulated other comprehensive loss	(191)	(316)
Total stockholders' equity	5,933	8,785
Total liabilities and stockholders' equity	$21,402	$22,687

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Agency revenues	$2,126	$2,259	$10,117	$10,480
Merchant revenues	955	701	3,830	2,987
Advertising and other revenues	258	253	1,119	1,060
Total revenues	3,339	3,213	15,066	14,527
Operating expenses:
Performance marketing	906	885	4,419	4,447
Brand marketing	86	124	548	509
Sales and other expenses	216	218	955	830
Personnel, including stock-based compensation of $76, $101, $308 and $317, respectively	562	484	2,248	2,042
General and administrative	201	194	797	699
Information technology	79	56	285	233
Depreciation and amortization	117	109	469	426
Total operating expenses	2,167	2,070	9,721	9,186
Operating income	1,172	1,143	5,345	5,341
Other income (expense):
Interest income	39	46	152	187
Interest expense	(62)	(66)	(266)	(269)
Net unrealized gains (losses) on marketable equity securities	326	(474)	745	(367)
Foreign currency transactions and other	(55)	(17)	(18)	(57)
Total other income (expense)	248	(511)	613	(506)
Earnings before income taxes	1,420	632	5,958	4,835
Income tax expense (benefit)	249	(14)	1,093	837
Net income	$1,171	$646	$4,865	$3,998
Net income applicable to common stockholders per basic common share	$28.07	$14.00	$112.93	$84.26
Weighted-average number of basic common shares outstanding (in 000's)	41,724	46,136	43,082	47,446
Net income applicable to common stockholders per diluted common share	$27.75	$13.86	$111.82	$83.26
Weighted-average number of diluted common shares outstanding (in 000's)	42,210	46,589	43,509	48,017

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2019	2018	2017
OPERATING ACTIVITIES:
Net income	$4,865	$3,998	$2,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	469	426	363
Provision for uncollectible accounts and chargebacks	138	163	62
Deferred income tax expense (benefit)	122	(150)	(32)
Net unrealized (gains) losses on marketable equity securities	(745)	367	—
Stock-based compensation expense and other stock-based payments	325	331	261
Amortization of debt discount and debt issuance costs	58	59	79
Operating lease amortization	172	—	—
Other	2	19	10
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(323)	(319)	(270)
Prepaid expenses and other current assets	(263)	(201)	(124)
Accounts payable, accrued expenses and other current liabilities	480	635	687
Long-term U.S. transition tax liability	(36)	40	1,251
Other long-term assets and liabilities	(399)	(30)	34
Net cash provided by operating activities	4,865	5,338	4,662

INVESTING ACTIVITIES:
Purchase of investments	(672)	(2,686)	(6,941)
Proceeds from sale and maturity of investments	8,099	5,616	3,580
Additions to property and equipment	(368)	(442)	(288)
Acquisitions and other investments, net of cash acquired	(9)	(273)	(553)
Net cash provided by (used in) investing activities	7,050	2,215	(4,202)

FINANCING ACTIVITIES:
Proceeds from revolving credit facility and short-term borrowings	400	25	—
Repayments of revolving credit facility and short-term borrowings	(425)	—	—
Proceeds from the issuance of long-term debt	—	—	2,045
Payments for conversion of senior notes	—	(1,487)	(286)
Payments for repurchase of common stock	(8,187)	(5,971)	(1,828)
Other financing activities	(8)	2	(10)
Net cash used in financing activities	(8,220)	(7,431)	(79)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(8)	(40)	100
Net increase in cash and cash equivalents and restricted cash and cash equivalents	3,687	82	481
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	2,645	2,563	2,082
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$6,332	$2,645	$2,563

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,074	$1,169	$702
Cash paid during the period for interest	$221	$219	$155
Non-cash operating and financing activity for an acquisition	$—	$51	$—
Non-cash investing and financing activity for an acquisition	$—	$59	$—

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data)(1)

RECONCILIATION OF TOTAL REVENUES / GROSS PROFIT TO NON-GAAP TOTAL REVENUES / GROSS PROFIT		Three Months Ended December 31,		Year Ended December 31,
		2019	2018	2019	2018
	Total Revenues	$3,339	$3,213	$15,066	$14,527

(a)	Adjustment to loyalty program liability	—	—	—	(27)

	Non-GAAP Total Revenues	$3,339	$3,213	$15,066	$14,500

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2019	2018	2019	2018
	Net income	$1,171	$646	$4,865	$3,998

(a)	Adjustment to loyalty program liability	—	—	—	(27)
(b)	Net travel transaction tax charge	—	21	—	45
(c)	Adjustment to personnel expenses	—	—	66	—
(d)	Depreciation and amortization	117	109	469	426
(d)	Interest income	(39)	(46)	(152)	(187)
(d)	Interest expense	62	66	266	269
(e)	Net unrealized (gains) losses on marketable equity securities	(326)	474	(745)	367
(f)	Remeasurement losses (gains) on certain Euro-denominated debt	47	—	(7)	—
(d)	Income tax expense	249	(14)	1,093	837

	Adjusted EBITDA	$1,282	$1,257	$5,855	$5,729

	Adjusted EBITDA as a % of Non-GAAP Total Revenues	38.4%	39.1%	38.9%	39.5%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2019	2018	2019	2018
	Net income	$1,171	$646	$4,865	$3,998

(a)	Adjustment to loyalty program liability	—	—	—	(27)
(b)	Net travel transaction tax charge	—	21	—	45
(c)	Adjustment to personnel expenses	—	—	66	—
(e)	Net unrealized (gains) losses on marketable equity securities	(326)	474	(745)	367
(f)	Remeasurement losses (gains) on certain Euro-denominated debt	47	—	(7)	—
(g)	Amortization of intangible assets	43	42	175	178
(h)	Debt discount amortization related to convertible debt	11	11	45	47
(b)	Interest income	—	—	—	(2)
(i)	Income taxes on convertible notes held for investment	—	—	21	—
(j)	Impact of Tax Act	(3)	(48)	(49)	(48)
(k)	Tax impact of Non-GAAP adjustments	40	(99)	92	(111)

	Non-GAAP Net income	$984	$1,048	$4,463	$4,446

	GAAP weighted-average number of diluted common shares outstanding ('000)	42,210	46,589	43,509	48,017

	Non-GAAP Net income per diluted common share	$23.30	$22.49	$102.57	$92.59

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Three Months Ended December 31,		Year Ended December 31,
		2019	2018	2019	2018
	Net cash provided by operating activities	$1,077	$1,084	$4,865	$5,338

(l)	Additions to property and equipment	(87)	(86)	(368)	(442)

	Free cash flow	$990	$997	$4,497	$4,896

	Free cash flow as a % of Non-GAAP Total Revenues/Gross Profit	29.6%	31.0%	29.8%	33.8%

(1) Amounts may not total due to rounding

Notes:
(a)	Favorable adjustment to OpenTable's loyalty program liability related to changes introduced in the 1st quarter of 2018 to the program.
(b)
Adjustments related to prior period travel transaction taxes (including estimated interest and penalties, where applicable) of approximately $21 million for the three months ended December 31, 2018, and $51 million for the twelve months ended December 31, 2018, which are recorded in General and administrative expenses. Reversals of $6 million were recorded in the twelve months ended December 31, 2018 related to favorable judgments in unrelated travel tax proceedings, which are recorded in General and administrative expenses. Additionally, Interest income of approximately $2 million was recorded related to the favorable rulings for the twelve months ended December 31, 2018. These adjustments are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.

(c)
Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation, which is recorded in Personnel expenses.

(d)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(e)	Net unrealized gains or losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)
Adjustment for foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Foreign currency transactions and other.

(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(h)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and is excluded from Net income to calculate Non-GAAP Net income.
(i)
Reclassification of income taxes related to convertible notes held for investment that matured in the 3rd quarter of 2019, and were reclassified from accumulated other comprehensive loss to income tax expense.

(j)	Benefit for U.S. Federal tax credits resulting from the Tax Act and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act.
(k)	Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP Net income.
(l)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Room Nights	152	197	191	201	171	217	213	223	191
Year/Year Growth	16.8%	13.2%	12.0%	13.4%	13.0%	10.3%	11.8%	11.0%	11.8%

Rental Car Days	15	19	21	19	15	18	21	21	16
Year/Year Growth/(Decline)	5.4%	0.6%	1.0%	(0.1)%	(0.6)%	(1.3)%	1.2%	8.5%	11.9%

Airline Tickets	2	2	2	2	2	2	2	2	2
Year/Year Growth/(Decline)	3.1%	1.9%	5.3%	9.2%	(1.3)%	4.4%	2.4%	(2.5)%	11.3%

Gross Bookings(2)	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Agency	$15,015	$20,576	$19,090	$19,024	$15,230	$19,678	$18,638	$18,118	$14,218
Merchant	2,965	4,434	4,807	5,250	4,322	5,732	6,401	7,163	6,495
Total	$17,980	$25,009	$23,896	$24,274	$19,552	$25,410	$25,039	$25,281	$20,713

Gross Bookings Year/Year Growth (Decline)
Agency	15.7%	13.4%	6.4%	2.3%	1.4%	(4.4)%	(2.4)%	(4.8)%	(6.6)%
Merchant	39.0%	74.1%	68.6%	65.7%	45.8%	29.3%	33.2%	36.5%	50.3%
Total	19.0%	20.9%	14.9%	11.5%	8.7%	1.6%	4.8%	4.1%	5.9%
Constant Currency	14%	12%	11%	14%	13%	8%	10%	7%	7%

	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Gross Profit/Total Revenues (2018 and 2019) (3)(4)	$2,763	$2,928	$3,537	$4,849	$3,213	$2,837	$3,850	$5,040	$3,339
Year/Year Growth/(Decline) (4)	21.1%	25.2%	19.6%	10.7%	16.3%	(3.1)%	8.9%	3.9%	3.9%
Constant Currency (4)	17%	18%	16%	13%	21%	3%	14%	7%	5%

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) For periods ending prior to January 1, 2018, gross profit has been adjusted to reflect the reclassification of certain prior period expenses from "cost of revenues" to "sales and other expense" to conform to the current period presentation.

(4) For periods beginning after December 31, 2017, the Company records revenue under Accounting Standards Codification 606, Revenue from Contracts with Customers ("Current Revenue Standard"), recognizing substantially all of its revenue at check-in, rather than at check-out, as it had in the past under the previous revenue accounting standard. Additionally, under the Current Revenue Standard, amounts remitted to travel service providers are recorded as a reduction to merchant revenues and therefore the Company no longer presents cost of revenues or gross profit.